UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2009

NOVA BIOSOURCE FUELS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-32531	91-2028450
(State or other	(Commission File Number)	(I.R.S. Employer
Jurisdiction		Identification Number)
of incorporation)

109 North Post Oak Lane, Suite 422, Houston, Texas 77024

 (Address of Principal Executive Offices)

713-869-6682

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

On January 28, 2009, Nova Biosource Fuels, Inc. (the “Company”) issued a news release reporting that it has filed its Annual Report on Form 10-K, which included an audit report by the Company’s independent registered public accounting firm containing a going concern qualification.  As reported in its Annual Report on Form 10-K, the Company must secure additional financing of approximately $20,000,000 to fund additional working capital requirements as its Seneca refinery reaches full production and its Clinton County refinery resumes production, to cover general and administrative expenses, and to pay operating expenses that are expected to be incurred before the refining operations at Seneca and Clinton County become profitable. The additional capital may be provided by common or preferred equity or equity-linked securities, debt, tolling arrangements with industry participants, project financing, joint venture projects, a strategic alliance or business combination, particularly with a strategic partner with access to low-cost feedstocks such as corn oil extracted from dried distillers grains, or a combination of these.  If the Company is unable to accomplish the objectives noted above with respect to entering into additional financing arrangements and potentially identifying a strategic partner, substantial doubt exists about the Company’s ability to continue to operate as going concern.

This current report does not contain any previously undisclosed information and is being issued pursuant to Section 610(B) of the American Stock Exchange Company Guide.

Attached hereto as Exhibit 99.1 is the news release issued by Nova Biosource Fuels, Inc.

The information contained in Item 7.01 of this report and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

99.1	News release dated February 10, 2009.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVA BIOSOURCE FUELS, INC.

	By:	/s/ Jay Fillman
Jay Fillman
Chief Financial Officer

Date: February 10, 2009

EXHIBIT INDEX

99.1	News release dated February 10, 2009.